NEWS RELEASE
FOR IMMEDIATE RELEASE

PICO HOLDINGS, INC. ANNOUNCES THE CLOSING OF THE SALE OF SUBSTANTIALLY
ALL OF THE ASSETS OF MAJORITY OWNED PICO NORTHSTAR HALLOCK

(LA JOLLA, CALIFORNIA) - July 31, 2015 - PICO Holdings, Inc. (GLOBENEWSWIRE)

PICO Holdings, Inc. (NASDAQ: PICO) announced today the closing of its previously announced sale of substantially all of the assets of its majority owned canola processing subsidiary, PICO Northstar Hallock, LLC (“PICO Northstar”), to CHS Inc., a farmer-owned cooperative and a global energy, grains and foods company.

ABOUT PICO HOLDINGS

PICO Holdings, Inc. is a diversified holding company. We seek to acquire, build, and operate businesses where significant value can be created from the development of unique assets, and to acquire businesses which we identify as undervalued and where our management participation in operations can aid in the recognition of the business's fair value, as well as create additional value. Our objective is to maximize long-term shareholder value.

OTHER INFORMATION

The PICO Holdings, Inc. logo is available at:
http://www.globenewswire.com/newsroom/prs/?pkgid=5044

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the closing of the sale of the Purchase Assets. Risks are described more fully in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

This news release was distributed by GlobeNewswire, www.globenewswire.com.

CONTACT:    PICO Holdings, Inc.
Ted Mitchell
858-964-0253

# # # # #